Exhibit 99.(b)(4)

                                  AMENDMENT TO
                                     BY-LAWS
                                       OF
              THE MASSACHUSETTS HEALTH & EDUCATION TAX-EXEMPT TRUST

                               September 30, 2004

Pursuant to ARTICLE 11 of the BY-LAWS of The Massachusetts Health & Education Tax-Exempt Trust (the "Trust"), upon vote of a majority of the Trustees of the Trust SECTION 1.2 of ARTICLE 1 of the BY-LAWS of the Trust is amended to read as follows:

                  1.2 Principal Office of the Trust. The principal address of the Trust shall be located at 800 Scudders Mill Road, Plainsboro, New Jersey 08536, as of September 1, 2004.

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